Exhibit 99.1

NEWS	MEDIA CONTACT
Sarah McHugh
FOR IMMEDIATE RELEASE	312-880-2624
smchugh@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
312-583-8722
investor@huronconsultinggroup.com
Huron Announces Fourth Quarter and Full Year 2016 Financial Results
Fourth Quarter 2016 Highlights

•	Revenues were $178.1 million in Q4 2016 compared to $185.1 million in Q4 2015.

•	Net income from continuing operations was $4.2 million in Q4 2016 compared to $32.5 million in Q4 2015.

•	Adjusted EBITDA(6), a non-GAAP measure, was $23.7 million in Q4 2016 compared to $40.0 million in Q4 2015.

•	Diluted earnings per share from continuing operations was $0.19 in Q4 2016 compared to $1.44 in Q4 2015.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, was $0.58 in Q4 2016 compared to $0.94 in Q4 2015.
Full Year 2016 Highlights and 2017 Guidance

•	Revenues for full year 2016 increased 3.9% to $726.3 million compared to $699.0 million for full year 2015.

•	Net income from continuing operations for full year 2016 was $39.5 million compared to $61.9 million for full year 2015.

•	Adjusted EBITDA(6) for full year 2016 was $128.5 million compared to $139.3 million for full year 2015.

•	Diluted earnings per share from continuing operations for full year 2016 was $1.84 compared to $2.74 for full year 2015.

•	Adjusted diluted earnings per share from continuing operations(6) for full year 2016 increased 7.4% to $3.21 compared to $2.99 for full year 2015.

•	Huron affirms its previous earnings guidance range for full year 2017, including revenue expectations in a range of $750.0 million to $790.0 million.

CHICAGO, IL - Feb. 23, 2017 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the fourth quarter and full year ended Dec. 31, 2016.
"Our fourth quarter results were disappointing primarily due to continued challenges in our Healthcare segment. While we believe there may be some positive market indications, we continue to expect ongoing softness in the Healthcare business until some of the current uncertainties in the provider market subside," said James H. Roth, chief executive officer and president of Huron. "While we continue to remain cautious about growth in our Healthcare segment, we anticipate solid revenue growth in our Education and Life Sciences and Business Advisory segments in 2017."
FOURTH QUARTER 2016 RESULTS FROM CONTINUING OPERATIONS
Revenues for the fourth quarter of 2016 were $178.1 million compared to $185.1 million for the fourth quarter of 2015. Fourth quarter 2016 revenues included $14.5 million from the acquisitions of MyRounding Solutions, LLC, ADI Strategies, Inc., and Healthcare Services Management, Inc., all of which were completed during 2016. Net income from continuing operations was $4.2 million, or $0.19 per diluted share, for the fourth quarter of 2016 compared to $32.5 million, or $1.44 per diluted share, for the same period last year.
Fourth quarter 2016 earnings before interest, taxes, depreciation and amortization ("EBITDA")(6) was $20.7 million, or 11.6% of revenues, compared to $48.2 million, or 26.1% of revenues, in the comparable quarter last year.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended December 31,
	2016	2015
Amortization of intangible assets	$8,739	$8,011
Restructuring charges	$5,463	$1,752
Other gains	$(2,484)	$(10,000)
Non-cash interest on convertible notes	$1,906	$1,817
Tax effect	$(5,354)	$(623)
Net tax benefit related to "check-the-box" election	$—	$(12,336)
Adjusted EBITDA(6) was $23.7 million, or 13.3% of revenues, in the fourth quarter of 2016, compared to $40.0 million, or 21.6% of revenues, in the comparable quarter last year. Adjusted net income from continuing operations(6) was $12.5 million, or $0.58 per diluted share, for the fourth quarter of 2016, compared to $21.1 million, or $0.94 per diluted share, for the comparable period in 2015.
The average number of full-time billable consultants(1) increased 8.6% to 1,998 in the fourth quarter of 2016 compared to 1,839 in the same quarter last year. Full-time billable consultant utilization rate(2) was 72.2% during the fourth quarter of 2016 compared to 79.2% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $209 for the fourth quarter of 2016 compared to $224 for the fourth quarter of 2015. The average number of full-time equivalent professionals(5) was 277 in the fourth quarter of 2016 compared to 259 for the comparable period in 2015.

YEAR-TO-DATE 2016 RESULTS FROM CONTINUING OPERATIONS
Revenues for the full year 2016 increased 3.9% to $726.3 million from $699.0 million for the full year 2015. 2016 revenues included $34.5 million of revenues from the acquisitions of MyRounding Solutions, LLC, ADI Strategies, Inc., and Healthcare Services Management, Inc., all of which were completed in 2016, and $19.3 million of incremental revenues due to the full year impact in 2016 of the acquisitions of Studer Holdings, Inc., which was completed mid-first quarter 2015, Rittman Mead Consulting Private Limited, which was completed at the beginning of the third quarter of 2015, and Cloud62, Inc., which was completed at the beginning of the fourth quarter of 2015. Net income from continuing operations for the full year 2016 was $39.5 million, or $1.84 per diluted share, compared to $61.9 million, or $2.74 per diluted share, for the full year 2015.
EBITDA(6) was $120.9 million, or 16.6% of revenues, for the full year 2016, compared to $145.4 million, or 20.8% of revenues, for the full year 2015.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Twelve Months Ended December 31,
	2016	2015
Amortization of intangible assets	$33,108	$28,696
Restructuring charges	$9,592	$3,329
Other gains, net	$(1,990)	$(9,476)
Non-cash interest on convertible notes	$7,488	$7,141
Tax effect	$(18,942)	$(11,698)
Net tax benefit related to "check-the-box" election	$—	$(12,336)
Adjusted EBITDA(6) was $128.5 million, or 17.7% of revenues, for the full year 2016 compared to $139.3 million, or 19.9% of revenues, for the full year 2015. Adjusted net income from continuing operations(6) was $68.7 million, or $3.21 per diluted share, for the full year 2016 compared to $67.6 million, or $2.99 per diluted share, for the full year 2015.
The average number of full-time billable consultants(1) increased 8.5% to 1,921 for the full year 2016 compared to 1,770 for the full year 2015. Full-time billable consultant utilization rate(2) was 74.6% during the full year 2016 compared to 76.9% during the full year 2015. Average billing rate per hour for full-time billable consultants(3) was $212 for the full year 2016 compared to $222 for the full year 2015. The average number of full-time equivalent professionals(5) was 261 for the full year 2016 compared to 230 for the full year 2015.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s full year 2016 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (58%); Education and Life Sciences (25%); and Business Advisory (17%). Financial results by segment are included in the attached schedules and in Huron's forthcoming annual report on Form 10-K filing for the year ended Dec. 31, 2016.
ACQUISITIONS
On Jan. 9, 2017, Huron completed its acquisition of Pope Woodhead and Associates Limited, a U.K.-based consulting firm providing market access capabilities to assist clients in developing value propositions for innovative medicines and technologies. The acquisition expands Huron's life sciences strategy expertise and strengthens the company's ability to lead clients through complex payer and regulatory environments across the global life sciences community. The results of operations of Pope Woodhead will be included within the Education and Life Sciences segment from the date of acquisition.
On Feb. 16, 2017, Huron entered into an agreement to acquire Innosight Holdings, LLC, a growth strategy firm focused on helping companies navigate disruptive change and manage strategic transformation. Under the terms of the purchase agreement, Huron will purchase Innosight for $100 million upon closing of the transaction, consisting of $90 million in cash and $10 million in Huron common stock, plus contingent consideration of up to $35 million if specific financial performance targets are met over a four-year period. The cash component of the transaction will be financed with cash on hand and borrowings under Huron's senior secured credit facility. The results of operations of Innosight will be included within the Business Advisory segment. The transaction is expected to close in Mar. 2017, subject to customary closing conditions.
OUTLOOK FOR 2017(7)
Based on currently available information, the company affirmed guidance, which was previously announced on Feb. 16, 2017 and includes Pope Woodhead and Innosight, for full year 2017 revenues before reimbursable expenses in a range of $750.0 million to $790.0 million. The company also anticipates net income in a range of $18.0 million to $25.0 million, and both EBITDA and adjusted EBITDA in a range of $112.5 million to $124.5 million. GAAP diluted earnings per share is expected in a range of $0.85 to $1.15, and non-GAAP adjusted diluted earnings per share is expected in a range of $2.40 to $2.70.
Management will provide a more detailed discussion of its outlook during the company’s earnings conference call webcast.
FOURTH QUARTER 2016 WEBCAST
The company will host a webcast to discuss its financial results today, Feb. 23, 2017, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ OMX and can be accessed at Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(6)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

ABOUT HURON
Huron is a global professional services firm committed to achieving sustainable results in partnership with its clients. The company brings depth of expertise in strategy, technology, operations, advisory services and analytics to drive lasting and measurable results in the healthcare, higher education, life sciences and commercial sectors. Through focus, passion and collaboration, Huron provides guidance to support organizations as they contend with the change transforming their industries and businesses. Learn more at www.huronconsultinggroup.com.
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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” or “outlook” or similar expressions. These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; failure to complete the pending acquisition of Innosight or any material delay in the timing of such acquisition; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in our forthcoming Annual Report on Form 10-K for the year ended December 31, 2016, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF EARNINGS AND OTHER COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues and reimbursable expenses:
Revenues	$178,124	$185,100	$726,272	$699,010
Reimbursable expenses	17,076	16,747	71,712	70,013
Total revenues and reimbursable expenses	195,200	201,847	797,984	769,023
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	114,246	104,467	437,556	401,915
Amortization of intangible assets and software development costs	3,862	4,686	15,140	16,788
Reimbursable expenses	17,002	16,738	71,749	69,932
Total direct costs and reimbursable expenses	135,110	125,891	524,445	488,635
Operating expenses and other operating gains:
Selling, general and administrative expenses	40,267	40,646	160,204	157,902
Restructuring charges	5,463	1,752	9,592	3,329
Litigation and other gains, net	(2,484)	(10,000)	(1,990)	(9,476)
Depreciation and amortization	8,435	6,849	31,499	25,135
Total operating expenses and other operating gains	51,681	39,247	199,305	176,890
Operating income	8,409	36,709	74,234	103,498
Other income (expense), net:
Interest expense, net of interest income	(4,004)	(4,342)	(16,274)	(18,136)
Other income (expense), net	(39)	185	1,197	(1,797)
Total other expense, net	(4,043)	(4,157)	(15,077)	(19,933)
Income from continuing operations before income tax expense	4,366	32,552	59,157	83,565
Income tax expense	179	50	19,677	21,670
Net income from continuing operations	4,187	32,502	39,480	61,895
Income (loss) from discontinued operations, net of tax	(33)	(13,159)	(1,863)	(2,843)
Net income	$4,154	$19,343	$37,617	$59,052
Net earnings per basic share:
Net income from continuing operations	$0.20	$1.47	$1.87	$2.80
Income (loss) from discontinued operations, net of tax	—	(0.59)	(0.09)	(0.13)
Net income	$0.20	$0.88	$1.78	$2.67
Net earnings per diluted share:
Net income from continuing operations	$0.19	$1.44	$1.84	$2.74
Income (loss) from discontinued operations, net of tax	—	(0.58)	(0.08)	(0.13)
Net income	$0.19	$0.86	$1.76	$2.61
Weighted average shares used in calculating earnings per share:
Basic	21,083	22,093	21,084	22,136
Diluted	21,473	22,551	21,424	22,600
Comprehensive income:
Net income	$4,154	$19,343	$37,617	$59,052
Foreign currency translation adjustments, net of tax	12	2,018	64	1,817
Unrealized gain (loss) on investment, net of tax	1,066	300	(97)	4,435
Unrealized gain (loss) on cash flow hedging instruments, net of tax	90	240	63	(12)
Other comprehensive income	1,168	2,558	30	6,240
Comprehensive income	$5,322	$21,901	$37,647	$65,292

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$17,027	$58,437
Receivables from clients, net	94,246	85,297
Unbilled services, net	51,290	56,527
Income tax receivable	4,211	406
Prepaid expenses and other current assets	13,308	27,720
Total current assets	180,082	228,387
Property and equipment, net	32,434	28,888
Long-term investment	34,675	34,831
Other non-current assets	24,814	21,045
Intangible assets, net	81,348	94,992
Goodwill	799,862	751,400
Total assets	$1,153,215	$1,159,543
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,273	$7,220
Accrued expenses	21,773	24,276
Accrued payroll and related benefits	82,669	80,839
Deferred revenues	24,053	19,086
Total current liabilities	135,768	131,421
Non-current liabilities:
Deferred compensation and other liabilities	31,013	23,768
Long-term debt	292,065	307,376
Deferred lease incentives	10,703	9,965
Deferred income taxes, net	35,633	34,688
Total non-current liabilities	369,414	375,797
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,126,118 and 24,775,823 shares issued at December 31, 2016 and December 31, 2015, respectively	235	241
Treasury stock, at cost, 2,408,343 and 2,249,630 shares at December 31, 2016 and December 31, 2015, respectively	(113,195)	(103,734)
Additional paid-in capital	405,895	438,367
Retained earnings	351,483	313,866
Accumulated other comprehensive income	3,615	3,585
Total stockholders’ equity	648,033	652,325
Total liabilities and stockholders’ equity	$1,153,215	$1,159,543

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$37,617	$59,052
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,816	58,053
Share-based compensation	16,577	21,487
Amortization of debt discount and issuance costs	9,609	9,329
Allowances for doubtful accounts and unbilled services	4,250	1,025
Deferred income taxes	257	2,765
Loss on sale of business	—	2,303
Change in fair value of contingent consideration liabilities	(1,990)	(1,126)
Changes in operating assets and liabilities, net of acquisitions and divestitures:
(Increase) decrease in receivables from clients	1,440	(2,836)
(Increase) decrease in unbilled services	2,443	31,696
(Increase) decrease in current income tax receivable / payable, net	(4,410)	8,818
(Increase) decrease in other assets	11,904	(14,742)
Increase (decrease) in accounts payable and accrued liabilities	(3,144)	8,805
Increase (decrease) in accrued payroll and related benefits	3,044	(25,221)
Increase (decrease) in deferred revenues	3,898	4,859
Net cash provided by operating activities	128,311	164,267
Cash flows from investing activities:
Purchases of property and equipment, net	(13,936)	(18,571)
Investment in life insurance policies	(2,035)	(5,804)
Purchases of businesses, net of cash acquired	(69,133)	(339,966)
Purchase of convertible debt investment	—	(15,438)
Capitalization of internally developed software costs	(1,086)	(866)
Proceeds from sale of business	(446)	108,487
Net cash used in investing activities	(86,636)	(272,158)
Cash flows from financing activities:
Proceeds from exercise of stock options	123	—
Shares redeemed for employee tax withholdings	(4,953)	(7,154)
Tax benefit from share-based compensation	932	3,588
Share repurchases	(55,265)	(34,591)
Proceeds from borrowings under credit facility	200,000	314,000
Repayments on credit facility	(224,000)	(365,750)
Payments for capital lease obligations	—	(48)
Net cash used in financing activities	(83,163)	(89,955)
Effect of exchange rate changes on cash	78	(589)
Net decrease in cash and cash equivalents	(41,410)	(198,435)
Cash and cash equivalents at beginning of the period	58,437	256,872
Cash and cash equivalents at end of the period	$17,027	$58,437

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2016	2015
Healthcare:
Revenues	$101,381	$118,263	(14.3)%
Operating income	$28,674	$47,440	(39.6)%
Segment operating income as a percentage of segment revenues	28.3%	40.1%
Education and Life Sciences:
Revenues	$44,928	$43,041	4.4%
Operating income	$7,826	$8,789	(11.0)%
Segment operating income as a percentage of segment revenues	17.4%	20.4%
Business Advisory:
Revenues	$31,815	$23,795	33.7%
Operating income	$5,117	$5,749	(11.0)%
Segment operating income as a percentage of segment revenues	16.1%	24.2%
All Other:
Revenues	$—	$1	(100.0)%
Operating loss	$—	$(64)	(100.0)%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$178,124	$185,100	(3.8)%
Reimbursable expenses	17,076	16,747	2.0%
Total revenues and reimbursable expenses	$195,200	$201,847	(3.3)%
Statements of Earnings reconciliation:
Segment operating income	$41,617	$61,914	(32.8)%
Items not allocated at the segment level:
Other operating expenses	27,257	28,356	(3.9)%
Litigation and other gains, net	(2,484)	(10,000)	(75.2)%
Depreciation and amortization expense	8,435	6,849	23.2%
Total operating income	8,409	36,709	(77.1)%
Other expense, net	4,043	4,157	(2.7)%
Income from continuing operations before income tax expense	$4,366	$32,552	(86.6)%
Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Healthcare	888	1,037	(14.4)%
Education and Life Sciences	544	478	13.8%
Business Advisory	471	306	53.9%
Total	1,903	1,821	4.5%
Average number of full-time billable consultants (for the period) (1):
Healthcare	976	1,063
Education and Life Sciences	547	474
Business Advisory	475	302
Total	1,998	1,839

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended December 31,
Other Operating Data (continued):	2016	2015
Full-time billable consultant utilization rate (2):
Healthcare	72.4%	82.7%
Education and Life Sciences	68.9%	74.4%
Business Advisory	75.7%	74.8%
Total	72.2%	79.2%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$215	$223
Education and Life Sciences	$230	$233
Business Advisory	$176	$215
Total	$209	$224
Revenue per full-time billable consultant (in thousands):
Healthcare	$69	$82
Education and Life Sciences	$71	$77
Business Advisory	$62	$76
Total	$68	$80
Average number of full-time equivalents (for the period) (5):
Healthcare	212	199
Education and Life Sciences	44	51
Business Advisory	21	9
Total	277	259
Revenue per full-time equivalent (in thousands):
Healthcare	$158	$155
Education and Life Sciences	$136	$124
Business Advisory	$115	$106
Total	$151	$147

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2016	2015
Healthcare:
Revenues	$424,912	$446,887	(4.9)%
Operating income	$147,903	$169,560	(12.8)%
Segment operating income as a percentage of segment revenues	34.8%	37.9%
Education and Life Sciences:
Revenues	$178,978	$167,933	6.6%
Operating income	$43,233	$44,216	(2.2)%
Segment operating income as a percentage of segment revenues	24.2%	26.3%
Business Advisory:
Revenues	$122,382	$82,968	47.5%
Operating income	$24,459	$19,263	27.0%
Segment operating income as a percentage of segment revenues	20.0%	23.2%
All Other:
Revenues	$—	$1,222	(100.0)%
Operating loss	$—	$(1,718)	(100.0)%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$726,272	$699,010	3.9%
Reimbursable expenses	71,712	70,013	2.4%
Total revenues and reimbursable expenses	$797,984	$769,023	3.8%
Statements of Earnings reconciliation:
Segment operating income	$215,595	$231,321	(6.8)%
Items not allocated at the segment level:
Other operating expenses	111,852	112,164	(0.3)%
Litigation and other gains, net	(1,990)	(9,476)	(79.0)%
Depreciation and amortization expense	31,499	25,135	25.3%
Total operating income	74,234	103,498	(28.3)%
Other expense, net	15,077	19,933	(24.4)%
Income from continuing operations before income tax expense	$59,157	$83,565	(29.2)%
Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Healthcare	888	1,037	(14.4)%
Education and Life Sciences	544	478	13.8%
Business Advisory	471	306	53.9%
Total	1,903	1,821	4.5%
Average number of full-time billable consultants (for the period) (1):
Healthcare	998	1,085
Education and Life Sciences	514	442
Business Advisory	409	243
Total	1,921	1,770

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended December 31,
Other Operating Data (continued):	2016	2015
Full-time billable consultant utilization rate (2):
Healthcare	77.1%	77.9%
Education and Life Sciences	69.8%	75.5%
Business Advisory	74.5%	75.0%
Total	74.6%	76.9%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$210	$217
Education and Life Sciences	$229	$231
Business Advisory (4)	$194	$228
Total	$212	$222
Revenue per full-time billable consultant (in thousands):
Healthcare	$300	$313
Education and Life Sciences	$303	$325
Business Advisory	$280	$328
Total	$297	$318
Average number of full-time equivalents (for the period) (5):
Healthcare	203	179
Education and Life Sciences	41	43
Business Advisory	17	8
Total	261	230
Revenue per full-time equivalent (in thousands):
Healthcare	$614	$604
Education and Life Sciences	$564	$574
Business Advisory	$456	$408
Total	$596	$591

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(2)
Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all of our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(4)
The Business Advisory segment includes our India Enterprise Solutions and Analytics practice, formerly known as Rittman Mead Consulting Private Limited, a business that we acquired in July 2015. Absent the impact of our India Enterprise Solutions and Analytics practice, the average billing rate per hour for Business Advisory for the twelve months ended December 31, 2016 and 2015 would have been $225 and $256, respectively.

(5)
Consists of cultural transformation consultants within our Studer Group solution, which include coaches and their support staff, consultants who work variable schedules as needed by our clients, and full-time employees who provide software support and maintenance services to our clients.

N/M - Not meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues	$178,124	$185,100	$726,272	$699,010
Net income from continuing operations	$4,187	$32,502	$39,480	$61,895
Add back:
Income tax expense	179	50	19,677	21,670
Interest and other expenses	4,043	4,157	15,077	19,933
Depreciation and amortization	12,297	11,535	46,639	41,923
Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	20,706	48,244	120,873	145,421
Add back:
Restructuring charges	5,463	1,752	9,592	3,329
Litigation and other gains, net	(2,484)	(10,000)	(1,990)	(9,476)
Adjusted EBITDA (6)	$23,685	$39,996	$128,475	$139,274
Adjusted EBITDA as a percentage of revenues (6)	13.3%	21.6%	17.7%	19.9%
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income from continuing operations	$4,187	$32,502	$39,480	$61,895
Weighted average shares – diluted	21,473	22,551	21,424	22,600
Diluted earnings per share from continuing operations	$0.19	$1.44	$1.84	$2.74
Add back:
Amortization of intangible assets	8,739	8,011	33,108	28,696
Restructuring charges	5,463	1,752	9,592	3,329
Litigation and other gains, net	(2,484)	(10,000)	(1,990)	(9,476)
Non-cash interest on convertible notes	1,906	1,817	7,488	7,141
Tax effect	(5,354)	(623)	(18,942)	(11,698)
Net tax benefit related to "check-the-box" election	—	(12,336)	—	(12,336)
Total adjustments, net of tax	8,270	(11,379)	29,256	5,656
Adjusted net income from continuing operations (6)	$12,457	$21,123	$68,736	$67,551
Adjusted diluted earnings per share from continuing operations (6)	$0.58	$0.94	$3.21	$2.99

(6)
In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2017 OUTLOOK

RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2017
	Guidance Range
	Low	High
Projected revenues - GAAP	$750.0	$790.0
Projected net income - GAAP	$18.0	$25.0
Add back:
Income tax expense	13.0	18.0
Interest expense	18.5	18.5
Depreciation and amortization	63.0	63.0
Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	112.5	124.5
Add back:
Restructuring charges	—	—
Other gains, net	—	—
Projected adjusted EBITDA (7)	$112.5	$124.5
Projected adjusted EBITDA as a percentage of projected revenues (7)	15.0%	15.8%

RECONCILIATION OF NET INCOME
TO ADJUSTED NET INCOME (7)
(In millions, except per share amounts)
(Unaudited)

	Year Ending
	December 31, 2017
	Guidance Range
	Low	High
Projected net income - GAAP	$18.0	$25.0
Projected diluted earnings per share - GAAP	$0.85	$1.15
Add back:
Amortization of intangible assets	47.0	47.0
Restructuring charges	—	—
Other gains, net	—	—
Non-cash interest on convertible notes	8.0	8.0
Tax effect	(21.0)	(21.0)
Total adjustments, net of tax	34.0	34.0
Projected adjusted net income (7)	$52.0	$59.0
Projected adjusted diluted earnings per share (7)	$2.40	$2.70

(7)
In evaluating the company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income, and projected adjusted diluted earnings per share, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net income and projected diluted earnings per share, and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.